EXHIBIT 31.1
CERTIFICATIONS
PURSUANT TO SECTION 302
OF THE SARBANES-OXLEY ACT OF 2002
I, Robert A. Halmi, Jr., certify that:
     1. I have reviewed this report on Form 10-K/A of RHI Entertainment, Inc.; and
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:
Robert A. Halmi, Jr.
President & Chief Executive Officer (Principal Executive Officer)

Date: April 30, 2010